FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                            SFBC INTERNATIONAL, INC.
                 (Name of Small Business Issuer in its Charter)

           Delaware                               8731                          59-2407464
  (State or Jurisdiction of           (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)         Classification Code Number)          Identification No.)
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                              11190 Biscayne Blvd.
                                 Miami, FL 33181
                                 (305) 895-0304
     (Address and telephone number or intended principal place of business)

     Securities to be registered pursuant to Section 12(b) of the Act: None

 If this form relates to the registration of a class of securities pursuant to
     Section 12(b) of the Exchange Act and is effective pursuant to General
                Instruction A.(c), check the following box. [ ]

 If this form relates to the registration of a class of securities pursuant to
     Section 12(g) of the Exchange Act and is effective pursuant to General
                 Instruction A.(d), check the following box. [X]

 Securities Act registration statement file number to which this form relates:
                                   333-85429

       Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of class)

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Item 1. Description of Registrant's Securities to be Registered.

SFBC International, Inc. hereby incorporates by reference herein the description of its common stock, par value $0.001 per share, appearing under the caption
"Description of Capital Stock" in the form of preliminary prospectus contained in the Registration Statement on Form SB-2, as originally filed with the Securities and Exchange Commission on August 17, 1999 and amended on August 20,
1999 and July 21, 2000 and as the same may be subsequently amended. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, or otherwise, shall be deemed incorporated by reference herein.

Item 2. Exhibits.

The registrant hereby incorporates by reference herein the following exhibits to the registrant's Registration Statement on Form SB-2.

Exhibit
Number         Description
------         -----------
2              Agreement and Plan of Merger (1)
3.1            Certificate of Incorporation (1)
3.2            First Amendment to Certificate of Incorporation (1)
3.3            Bylaws (1)
4.1            Form of Common Stock Certificate (1)
10.1           Employment Agreement of Arnold Hantman (2)
10.2           Employment Agreement of Lisa Krinsky, M.D. (2)
10.3           Employment Agreement of Dr. Gregory Holmes (1)
10.4           Amended and Restated 1999 Stock Option Plan (2)
10.5           Heller Healthcare Finance Loan Agreement, as amended (2)
10.6           $383,000 Secured Note (1)
10.7           Employment Agreement of D. Scott Davis (2)
10.8           Asset Purchase Agreement (2)*
10.9           Strategic Alliance Agreement (2)
10.10          Audit Committee Charter (2)
21             Subsidiaries (2)
27             Financial Data Schedule (2)

(1) Contained in Form SB-2 filed on August 17, 1999
(2) Contained in Form SB-2 / A-2 filed on July 21, 2000

* Confidential Portions have been omitted and filed separately under an application for Confidential Treatment.

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                                   Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          Registrant: SFBC International, Inc.

                                          Date: August 7, 2000

                                          By: /S/ LISA KRINSKY
                                             -------------------------------
                                              Lisa Krinsky, M.D.
                                              President